UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2011

NATURALNANO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-49901 (Commission File Number)	87-0646435 (IRS Employer Identification No.)

15 Schoen Place
Pittsford, New York 14534
  (Address of Principal Executive Offices, Zip Code)

(585) 267-4850
 (Registrant's Telephone Number, Including Area Code)

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 17, 2011, Mr. Howard Crosby resigned from his position as a director of the Board of Directors of NaturalNano, Inc. (the "Registrant"). Mr. Crosby's resignation did not result from any disagreement with us concerning any matter relating to the Registrant’s operations, policies or practices. We are providing Mr. Crosby with a copy of this Current Report concurrent with this filing.  Should any subsequent communications with him regarding his decision to resign reveal any disagreement between him, on one hand, and the Registrant, on the other hand, the Board or any executive officer of the Registrant regarding our operations, policies or practices, we will amend this Report accordingly to disclose any such disagreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

By:	/s/ James Wemett
Name:	James Wemett
Title:	Chief Financial Officer

Date:  October 17, 2011